CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, of our report dated October 18, 1998 included herein (the Company's Form 10-KSB for the year ended July 31, 1998) and to all references to our Firm included in this registration statement filed on Form S-3.


New York, New York
June 22, 1998